UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2007
Volterra Semiconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50857 (Commission File Number)	94-3251865 (I.R.S. Employer Identification Number)
3839 Spinnaker Court, Fremont, CA 94538-6437
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 743-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 9, 2007, the registrant entered into two lease agreements with ProLogis for property located at 47451 Fremont Blvd. and 47467 Fremont Blvd. in Fremont, California. The leases are both 62 month leases, for approximately 14,289 and 42,711 square feet, respectively. Each lease grants the registrant a one year option to renew the space described in such lease, and the 47451 Fremont Blvd. lease also includes an option to expand into an additional 16,111 square feet of space in the building. The lease commences upon the substantial completion of certain agreed upon improvements, which is currently estimated to occur approximately three months from the date hereof. The aggregate average annual rent payment (excluding the potential option space) under the leases is equal to approximately $520,281 per year.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation
Date: May 15, 2007	By:	/s/ Greg Hildebrand
Greg Hildebrand
Chief Financial Officer